SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. (as company under a Pooling and Servicing Agreement dated as of March 1, 2006 providing for, inter alia, the issuance of GreenPoint Mortgage Funding Trust 2006-AR2, Mortgage Pass-Through Certificates, Series 2006-AR2)

(Exact name of registrant as specified in its charter)

Delaware	333-132232	30-0183252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

383 Madison Avenue New York, New York	10179
(Address of principal executive office)	(Zip Code)

(952) 857-7000
(Registrant's telephone number, including area code )

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1 through 7 are not included because they are not applicable.

Item 8.01. Other Events.

On March 31, 2006, Structured Asset Mortgage Investments II, Inc. caused the issuance and sale of the GreenPoint MTA Trust, Mortgage Pass-Through Certificates, Series 2006-AR2, pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006, among Structured Asset Mortgage Investments II Inc., as seller, Wells Fargo Bank, National Association, as trustee, and EMC Mortgage Corporation, and to a Grantor Trust Agreement, dated as of March 31, 2006 between Structured Asset Mortgage Investments II Inc., as seller, and Wells Fargo Bank, National Association, as Grantor Trustee.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:

10.1      Pooling and Servicing Agreement, dated as of March 1, 2006 among Structured Asset Mortgage Investments II Inc., as seller, Wells Fargo Bank, National Association, as trustee, and EMC Mortgage Corporation.

10.2 Grantor Trust Agreement, dated as of March 31, 2006 between Structured Asset Mortgage Investments II Inc., as seller, and Wells Fargo Bank, National Association, as Grantor Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By: /s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

Dated: April 17, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Pooling and Servicing Agreement
10.2	Grantor Trust Agreement

EXHIBIT 10.1

EXHIBIT 10.2